Exhibit 1

EXECUTION COPY

STOCK EXCHANGE AGREEMENT

STOCK EXCHANGE AGREEMENT, dated as of February 25, 2004 (this “Agreement”), among Gary Magness, as an individual (“Gary”) and as the custodian of an account for the benefit of his daughter Chelsea Magness, the Estate of Bob Magness and Gary, as personal representative (collectively, the “Bob Estate”), Magness Securities LLC (the “LLC”), and GMag, LLC (“GMag”) (Gary, the Bob Estate, the LLC and GMag are hereinafter referred to individually as an “Exchange Party” and collectively as the “Exchange Parties”), Liberty Media Corporation (“Liberty”) and, solely for purposes of Sections 1.4, 4.1, 5.1, 5.2, 5.7, 6 and 7 of this Agreement, the Gary Magness Irrevocable Trust and Gary, in his capacity as trustee of the Gary Magness Irrevocable Trust (collectively, the “Gary Trust”), the Kim Magness Irrevocable Trust and Wendell Geeslin, Michael Robinson and Gary Vickers, solely in their capacity as trustees of the Kim Magness Irrevocable Trust (collectively, the “Kim Trust”), the Tyler Magness Irrevocable Trust and Wendell Geeslin, Michael Robinson and Gary Vickers, solely in their capacity as trustees of the Tyler Magness Irrevocable Trust (collectively, the “Tyler Trust”), and the Lindsey Magness Irrevocable Trust and Wendell Geeslin, Michael Robinson and Gary Vickers, solely in their capacity as trustees of the Lindsey Magness Irrevocable Trust (collectively, the “Lindsey Trust”) (the Gary Trust, the Kim Trust, the Tyler Trust and the Lindsey Trust are hereinafter referred to individually as a “Trust” and collectively as the “Trusts”).

RECITALS

WHEREAS, pursuant to the Call Agreement, dated as of February 9, 1998  (the “Call Agreement”), among Liberty, as assignee of Tele-Communications, Inc. (“TCI”), Gary, Kim Magness (“Kim”), the Bob Estate and the Estate of Betsy Magness (the “Betsy Estate”), Liberty has the right, under specified circumstances, to purchase shares of Liberty Media Corporation Series B common stock, par value $.01 per share (the “Series B Common Stock”), beneficially owned (as defined in the Call Agreement) by the Exchange Parties;

WHEREAS, the Exchange Parties desire to exchange all of the shares of Series B Common Stock beneficially owned by them as specified herein for shares of Liberty Media Corporation Series A common stock, par value $.01 per share (the “Series A Common Stock”), and Liberty desires to effectuate such an exchange on the terms and conditions set forth herein; and

WHEREAS, the Exchange Parties and Liberty acknowledge that upon consummation of the Exchange (as defined below) the rights and obligations under §2.3(b) of the Call Agreement of the Exchange Parties and Liberty with respect to the Exchange Shares (as defined below) will be deemed satisfied.

NOW, THEREFORE, for and in consideration of the mutual promises set forth herein, and upon the terms and subject to the conditions hereof, the parties hereto agree as follows:

SECTION 1.                                EXCHANGE

1.1                                 Consideration; Closing.

(a)                                  Subject to the terms and conditions contained herein, the Exchange Parties, jointly and severally, hereby agree to exchange, transfer and assign to Liberty, and Liberty hereby agrees to acquire and accept from the Exchange Parties an aggregate of 89,001,980 shares of Series B Common Stock (the “Exchange Shares”), in exchange (the “Exchange”) for the issuance and delivery to the Exchange Parties of an aggregate of 97,679,673 shares of Series A Common Stock (the shares of Series A Common Stock to be issued to the Exchange Parties pursuant to this Section 1.1(a) being referred to as the “Liberty Shares”).  Schedule 1.1(a) to this Agreement sets forth a list of the Exchange Parties, the number of Exchange Shares to be exchanged by each Exchange Party and the number of Liberty Shares to be issued and delivered to each Exchange Party.

(b)                                 The closing of the Exchange (the “Closing”) shall be held at the offices of Baker Botts L.L.P., 30 Rockefeller Plaza, New York, New York 10112, at 10:00 a.m., local time, on March 4, 2004, unless any condition set forth in Section 4 is not satisfied on that date (other than conditions that by their nature are to be satisfied at the Closing), in which case the Closing shall be held as soon as practicable (but not more than five (5) Business Days (as defined in the Call Agreement)) after satisfaction of the conditions set forth in Section 4 (other than conditions that by their nature are to be satisfied and are in fact satisfied at the Closing), or at such other date, time or place as the parties may mutually agree.  (The date on which the Closing occurs is referred to as the “Closing Date”.)

(c)                                  If, between the date of this Agreement and the Closing Date, any change in the outstanding shares of capital stock of Liberty shall occur, including by reason of any reclassification, recapitalization, stock split or combination, dividend (including stock dividends) or distribution, exchange or readjustment of shares, or a record date for any of the foregoing is established (a “Record Date”), the number and type of securities deliverable hereunder by each Exchange Party and Liberty shall be appropriately adjusted.  For purposes of clarification and not in limitation of the foregoing, if an Exchange Party is the record owner of any Exchange Shares on a Record Date occurring on or after the date hereof, (i) any securities or other consideration deliverable to an Exchange Party as a result of such Exchange Party’s record ownership of Exchange Shares as of such Record Date will be deliverable to Liberty together with such Exchange Shares at the Closing, or if such securities or other consideration shall not have been received by such Exchange Party prior to the Closing, such Exchange Party will cause such securities or other consideration to be delivered directly to Liberty upon the issuance of the applicable securities or other consideration generally to holders of Series B Common Stock, and (ii) any securities or other consideration which would have been issued in respect of the Liberty Shares (had the Liberty Shares been issued and outstanding) on such Record Date will be deliverable to the Exchange Parties together with the Liberty Shares at the Closing or, if such securities or other consideration shall not be available for delivery at the Closing, Liberty will cause such securities or other consideration to be delivered directly to the Exchange Parties upon the issuance of the applicable securities or other consideration generally to holders of Series A Common Stock.

1.2                                 Representations and Warranties of the Exchange Parties.

(a)                                  The Exchange Parties, jointly and severally, hereby represent and warrant to Liberty that:

(i)                                     (A) except for those Liens (as defined below) set forth on Schedule 1.2(a)(i)(A) to this Agreement, on the date hereof and immediately prior to the Closing, each Exchange Party owns the number of Exchange Shares listed opposite its name on Schedule 1.1(a) under the heading “Exchange Shares,” free and clear of any and all (x) rights of third parties (including, without limitation, any federal, state or local governmental entity) upon or in any such shares arising out of or relating to inheritance rights, the application of Laws (as defined below) of descent and distribution, community property Laws or spousal or other rights of a similar nature, and (y) security interests, pledges, claims, liens, restrictions (including, without limitation, restrictions on the voting rights thereof) and encumbrances of any nature, whether pursuant to Section 6321 or Section 6324 of the Internal Revenue Code of 1986, as amended, or otherwise (any of the foregoing enumerated in clauses (x) and (y), a “Lien”); and (B) each Exchange Party has full power and authority to consummate the transactions contemplated by this Agreement with respect to the Exchange Parties, including, without limitation, to tender and deliver to Liberty, as of the Closing, all right, title and interest in and to the Exchange Shares listed opposite its name on Schedule 1.1(a) under the heading “Exchange Shares,” and to accept and receive from Liberty all right, title and interest in and to the Liberty Shares deliverable in exchange therefor;

(ii)                                  immediately after the Closing, Liberty will have good title to the Exchange Shares free and clear of all Liens (other than any Lien created by Liberty);

(iii)                               this Agreement has been duly and validly executed and delivered by the Exchange Parties and, assuming the due execution and delivery hereof by Liberty and the Trusts, is a valid and binding obligation of the Exchange Parties, enforceable against the Exchange Parties in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting the rights of creditors generally and by general principles of equity;

(iv)                              none of the execution and delivery by the Exchange Parties of this Agreement, the performance by the Exchange Parties of their respective obligations hereunder or the consummation of the transactions contemplated hereby with respect to the Exchange Parties will violate or conflict with (A) any provision of any last will and testament (or similar testamentary document), trust agreement, deed of trust or other organizational document of any Exchange Party, (B) any judgment, writ, order or decree (collectively, “Judgment”) to which any Exchange Party is a party or by or to which any Exchange Party, its properties or assets, including, without limitation, the Exchange Shares owned by it, may be subject, bound or affected, or (C) any applicable law, rule or regulation (collectively, “Law”);

(v)                                 except as set forth on Schedule 1.2(a)(v), none of the execution or delivery by the Exchange Parties of this Agreement, the performance by the Exchange Parties of their respective obligations hereunder or the consummation of the transactions contemplated hereby with respect to the Exchange Parties (A) has resulted or will result (with or without notice, lapse of time or otherwise) in a breach of the terms or conditions of, a default under, a conflict with, or the acceleration of (or the creation in any Person of any right to cause the acceleration of) any performance or any increase in any payment required by, or the termination, suspension, modification, impairment or forfeiture (or the creation in any Person of any right to cause the termination, suspension, modification, impairment or forfeiture) of any material rights or privileges of any Exchange Party under any agreement, contract, arrangement or understanding, written or oral (collectively, “Contract”) to which any Exchange Party is a party or by or to which any Exchange Party, its properties or assets, including, without limitation, any of the Exchange Shares may be subject, bound or affected; (B) has resulted or will result (with or without  notice, lapse of time or otherwise) in the creation, imposition, or foreclosure of or right to exercise or foreclose any Lien upon or in any of (x) the assets of any Exchange Party (other than the Exchange Shares) or (y) the Exchange Shares; or (C) assuming that the Exchange is a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and from qualification or registration under applicable state securities Laws, requires or will require any Exchange Party to make any filing with, to give any notice to or to obtain any permit, authorization, consent or approval of any Person, other than pursuant to any reporting obligations of any Exchange Party under Sections 13 and 16 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”);

(vi)                              except as set forth on Schedule 1.2(a)(vi), there is no action, suit, investigation or proceeding, governmental or otherwise (“Proceeding”), pending or, to the knowledge of the Exchange Parties, threatened, against any Exchange Party relating to the Exchange Shares or the transactions contemplated by this Agreement, or which may be reasonably expected to delay or adversely affect any Exchange Party’s ability to consummate the transactions contemplated hereby, nor is there any valid basis for such Proceeding known to the Exchange Parties;

(vii)                           no Exchange Party is bound by or subject to any Contract with any Person which will result in Liberty being obligated to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby; and

(viii)                        Schedule 1.2(a)(viii) sets forth the true and correct business addresses of each of the Exchange Parties and all residential addresses of Gary since January 1, 1999.

(b)                                 Each of the LLC and GMag, jointly and severally, hereby represents and warrants to Liberty that it is a limited liability company duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.

(c)                                  Gary hereby represents and warrants to Liberty that:

(i)                                     he is for all purposes the true, duly qualified and lawful representative of the Bob Estate; and

(ii)                                  he has full power and exclusive authority, on behalf of the Bob Estate, to execute this Agreement and consummate the transactions contemplated hereby with respect to the Bob Estate, and has taken such action as is necessary and proper to authorize the execution of this Agreement on behalf of the Bob Estate and the consummation of the transactions contemplated hereby with respect to the Bob Estate, in each case, including, without limitation, the tender and delivery of the Exchange Shares being exchanged by the Bob Estate and the acceptance and receipt of the Liberty Shares in exchange therefor.

(d)                                 The Bob Estate hereby represents and warrants to Liberty that:

(i)                                     the Persons listed on Schedule 1.2(d)(i) are the only  beneficiaries of the Bob Estate (the “Bob Estate Beneficiaries”) and that, immediately following the Closing, the Bob Estate Beneficiaries are the only Persons (excluding any Taxing Authority (as defined below)) who will be entitled to receive any distributions from the Bob Estate under the last will and testament of Bob Magness and all applicable Laws;

(ii)                                  except as set forth on Schedule 1.2(d)(ii), (A) all material Returns (as defined below) required to be filed with any Taxing Authority with respect to the Bob Estate have, to the extent required to be filed on or before the date hereof (taking into account any extension of time within which to file), been filed when due in accordance with all applicable Laws; (B) as of the time of filing, the Returns were true and complete in all material respects; (C) all material Taxes (as defined below) due and payable by or on behalf of the Bob Estate have been timely paid, or withheld and remitted to the appropriate Taxing Authority, and, following the Exchange, the Bob Estate will have adequate liquidity with which to pay all material Taxes to be due and payable by or on behalf of the Bob Estate on or after the Closing Date;  (D) there are no Liens upon or in any of the assets of the Bob Estate that arose in connection with any failure (or alleged failure) to pay any Tax (except for Liens that arise by operation of Law for Taxes not yet due and payable); (E) there is no claim, audit, action, suit, proceeding or investigation now pending or, to the knowledge of Gary, as the personal representative of the Bob Estate, and the Bob Estate, threatened against or with respect to the Bob Estate in respect of any Tax; and (F) all deficiencies or assessments asserted against the Bob Estate by any Taxing Authority have been paid or fully and finally settled; and

(iii)                               each application or other filing made or delivered in connection with the unconditional and irrevocable release, termination or discharge of any Lien with respect to any Exchange Shares that relates to or arises out of any obligation with respect to the payment of federal estate Tax upon the property (x) of the deceased Bob Magness or (y) includible in such decedent’s gross estate for federal estate Tax purposes, when filed or made (A) conformed in all material respects to the requirements of applicable Tax Law, including, without limitation, the rules and regulations of the Internal Revenue Service, and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e)                                  As used herein, the following capitalized terms have the meanings set forth below:

(i)                                     “Person” shall mean a natural person, corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated association or other entity.

(ii)                                  “Returns” shall mean all returns, statements, reports and forms (including estimated tax or information returns and reports) relating to, or required to be filed in connection with, any Taxes; and

(iii)                               “Tax” means any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (a “Taxing Authority”) responsible for the imposition of any such tax (domestic or foreign), and any liability for any of the foregoing as transferee.

1.3                                 Representations of Liberty.  Liberty represents and warrants to each Exchange Party that:

(a)                                  Liberty is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware;

(b)                                 this Agreement has been duly and validly executed and delivered by Liberty, and, assuming the due execution and delivery hereof by the Exchange Parties and the Trusts, is a valid and binding obligation of Liberty enforceable against Liberty in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting the rights of creditors generally and by general principles of equity;

(c)                                  Liberty has full power and authority to consummate the transactions contemplated by this Agreement with respect to Liberty, including, without limitation, to acquire and accept from the Exchange Parties all right, title and interest in and to the Exchange Shares to be acquired hereunder, and to issue, transfer and assign to the Exchange Parties all right, title and interest in and to the Liberty Shares deliverable in exchange therefor;

(d)                                 the Liberty Shares to be issued to the Exchange Parties have been duly authorized and, if and when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of all Liens, and the issuance of the Liberty Shares will not be subject to any preemptive or similar rights (in each case, other than arising pursuant to this Agreement or under the securities Laws of the United States of America or any state thereof or created by the Exchange Parties);

(e)                                  none of the execution and delivery by Liberty of this Agreement, the performance by Liberty of its obligations hereunder or the consummation of the transactions contemplated hereby with respect to Liberty will violate or conflict with (A) any provision of any organizational document of Liberty, (B) any Judgment to which Liberty is a party or by or to which Liberty, its properties or assets may be subject, bound or affected, or (C) any applicable Law;

(f)                                    none of the execution or delivery by Liberty of this Agreement, the performance by Liberty of its obligations hereunder or the consummation of the transactions contemplated hereby with respect to Liberty (A) has resulted or will result (with or without notice, lapse of time or otherwise) in a breach of the terms or conditions of, a default under, a conflict with, or the acceleration of (or the creation in any Person of any right to cause the acceleration of) any performance or any increase in any payment required by, or the termination, suspension, modification, impairment or forfeiture (or the creation in any Person of any right to cause the termination, suspension, modification, impairment or forfeiture) of any material rights or privileges of Liberty under any Contract to which Liberty is a party or by or to which Liberty, its properties, assets or any of the Liberty Shares may be subject, bound or affected; (B) has resulted or will result (with or without notice, lapse of time or otherwise) in the creation, imposition, or foreclosure of or right to exercise or foreclose any Lien upon or in any of the assets of Liberty; or (C) requires or will require Liberty to make any filing with, to give any notice to or to obtain any permit, authorization, consent or approval of any Person, other than filings with the Securities and Exchange Commission and The New York Stock Exchange;

(g)                                 as of the date hereof, there is no Proceeding, pending or, to Liberty’s knowledge, threatened, against Liberty relating to the Liberty Shares or the transactions contemplated by this Agreement, which may be reasonably expected to delay or adversely affect Liberty’s ability to consummate the transactions contemplated hereby, nor is there any valid basis for such Proceeding known to Liberty; and

(h)                                 Liberty is not bound by or subject to any Contract with any Person which will result in the Exchange Parties being obligated to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

1.4                                 Representations of the Trusts.

(a)                                  Gary and the Gary Trust, jointly and severally, hereby represent and warrant to Liberty that:

(i)                                     Gary is for all purposes the true, duly qualified and lawful trustee of the Gary Trust;

(ii)                                  Gary has full power and exclusive authority, on behalf of the Gary Trust, to execute this Agreement and consummate the transactions contemplated hereby with respect to the Gary Trust, and has taken such action as is necessary and proper to authorize the execution of this Agreement on behalf of the Gary Trust and the consummation of the transactions contemplated hereby with respect to the Gary Trust, in each case, including, without limitation, the assumption of certain liabilities of the Bob Estate pursuant to Section 5.7;

(iii)                               this Agreement has been duly and validly executed and delivered by the Gary Trust and, assuming the due execution and delivery hereof by Liberty, the Exchange Parties and the other Trusts, is a valid and binding obligation of the Gary Trust, enforceable against the Gary Trust in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting the rights of creditors generally and by general principles of equity; and

(iv)                              none of the execution and delivery by the Gary Trust of this Agreement, the performance by the Gary Trust of its obligations hereunder or the consummation of the transactions contemplated hereby with respect to the Gary Trust will violate or conflict with (A) any provision of any last will and testament (or similar testamentary document), trust agreement, deed of trust or other organizational document of the Gary Trust, (B) any Judgment to which the Gary Trust is a party or by or to which the Gary Trust, its properties or assets may be subject, bound or affected, or (C) any applicable Law.

(b)                                 The Kim Trust, the Tyler Trust and the Lindsey Trust, jointly and severally, hereby represent and warrant to Liberty that:

(i)                                     Wendell Geeslin, Michael Robinson and Gary Vickers are the trustees of each of the Kim Trust, the Tyler Trust and the Lindsey Trust, and, as of the Closing Date, such Person(s) who have not been removed or resigned (or such other Person(s) who may be substituted and duly appointed as successor trustees, prompt notice of which appointment shall be delivered to Liberty) will be the trustees of each of the Kim Trust, the Tyler Trust and the Lindsey Trust (collectively, the “Trustees”);

(ii)                                  the Trustees are for all purposes all of the true, duly qualified and lawful trustees of each of the Kim Trust, the Tyler Trust and the Lindsey Trust;

(iii)                               the Trustees have full power and exclusive authority, on behalf of each of the Kim Trust, the Tyler Trust and the Lindsey Trust, to execute this Agreement and consummate the transactions contemplated hereby with respect to each of the Kim Trust, the Tyler Trust and the Lindsey Trust, and have taken such action as is necessary and proper to authorize the execution of this Agreement on behalf of each of the Kim Trust, the Tyler Trust and the Lindsey Trust and the consummation of the transactions contemplated hereby with respect to each of the Kim Trust, the Tyler Trust and the Lindsey Trust, in each case, including, without limitation, the assumption by each of certain liabilities of the Bob Estate pursuant to Section 5.7;

(iv)                              this Agreement has been duly and validly executed and delivered by each of the Kim Trust, the Tyler Trust and the Lindsey Trust and, assuming the due execution and delivery hereof by Liberty, the Exchange Parties and the Gary Trust, is a valid and binding obligation of each of the Kim Trust, the Tyler Trust and the Lindsey Trust, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting the rights of creditors generally and by general principles of equity; and

(v)                                 none of the execution and delivery by the Kim Trust, the Tyler Trust and the Lindsey Trust of this Agreement, the performance by each of the Kim Trust, the Tyler Trust and the Lindsey Trust of its obligations hereunder or the consummation of the transactions contemplated hereby with respect to each of the Kim Trust, the Tyler Trust and the Lindsey Trust will violate or conflict with (A) any provision of any last will and testament (or similar testamentary document), trust agreement, deed of trust or other organizational document of any of the Kim Trust, the Tyler Trust or the Lindsey Trust, (B) any Judgment to which any of the Kim Trust, the Tyler Trust or the Lindsey Trust is a party or by or to which any of the Kim Trust, the Tyler Trust or the Lindsey Trust, its properties or assets may be subject, bound or affected, or (C) any applicable Law; and

(vi)                              the Persons listed on Schedule 1.4(b)(vi) are the only  beneficiaries or remaindermen of the Kim Trust, the Tyler Trust and the Lindsey Trust (the “Trust Beneficiaries”) and that, immediately following the Closing, the Trust Beneficiaries are the only Persons (excluding any Taxing Authority) who will be entitled to receive any distributions from the Kim Trust, the Tyler Trust and the Lindsey Trust under the organizational documents of the Kim Trust, the Tyler Trust and the Lindsey Trust and all applicable Laws.

SECTION 2.                                DELIVERIES OF THE EXCHANGE PARTIES AT CLOSING

At the Closing, the Exchange Parties will deliver to Liberty one or more stock certificates representing the Exchange Shares, accompanied by duly executed instruments of transfer in the name of Liberty or duly endorsed in blank, together with stock transfer tax stamps attached.

SECTION 3.                                DELIVERIES OF LIBERTY AT CLOSING

At the Closing, Liberty will deliver to each Exchange Party one or more stock certificates representing the number of Liberty Shares listed opposite such Exchange Party’s name on Schedule 1.1(a) under the heading “Liberty Shares,” registered in the name of such Exchange Party.  The parties hereby agree that (i) each stock certificate representing Liberty Shares delivered in accordance with this Section 3 will not bear any legends thereon, (ii) immediately following the Closing, no stop order will be in effect upon the Liberty Shares and (iii) each Exchange Party has consulted with its own counsel concerning any restrictions that may be applicable to any resale of the Liberty Shares to be received by such Exchange Party at the Closing.

SECTION 4.                                CONDITIONS TO CLOSING

4.1                                 Conditions to Liberty’s Obligations.  The obligation of Liberty to consummate the Exchange contemplated by this Agreement is subject to the satisfaction of the following conditions, any of which (other than the condition set forth in paragraph (c)(iii) below) may be waived in writing by Liberty:

(a)                                  Proceedings Restrained.  There shall be no Judgment to which Liberty is a party or by or to which Liberty is bound restraining, enjoining or preventing the consummation of the transactions contemplated hereby.

(b)                                 Performance; Representations and Warranties True and Correct.  Each Exchange Party shall have performed in all material respects all of its obligations and agreements hereunder to be performed by such Exchange Party at or prior to the Closing Date. Each of the representations and warranties contained in Sections 1.2(a)(i), 1.2(a)(ii), 1.2(a)(iii), 1.2(c), 1.4(a)(i), 1.4(a)(ii), 1.4(a)(iii), 1.4(b)(i), 1.4(b)(ii), 1.4(b)(iii) and 1.4(b)(iv) of this Agreement shall be true and correct in all respects, and each other representation and warranty contained in Sections 1.2 and 1.4 of this Agreement shall, if qualified by a concept of materiality, be true and correct in all respects, and, if not qualified by a concept of materiality, be true and correct in all material respects, in each case as of the date hereof and the Closing Date, with the same effect as if then made.

(c)                                  Deliveries.

(i)                                     The Exchange Parties shall have delivered the documents and instruments required pursuant to Section 2, together with the following:

(A)           a certificate executed by Gary as an Exchange Party, as to such Exchange Party’s having performed in all material respects all of his obligations and agreements hereunder and as to the representations and warranties contained in Sections 1.2(a)(i), 1.2(a)(ii) and 1.2(a)(iii) being true and correct in all respects, and each other representation and warranty contained in Section 1.2(a), if qualified by a concept of materiality, being true and correct in all respects, and, if not qualified by a concept of materiality, being true and correct in all material respects, in each case as of the date hereof and the Closing Date, with the same effect as if then made;

(B)             a certificate executed by Gary as the sole manager of each of the LLC and GMag as an Exchange Party, as to such Exchange Party’s having performed in all material respects all of its obligations and agreements hereunder and as to the representations and warranties contained in Sections 1.2(a)(i), 1.2(a)(ii) and 1.2(a)(iii) being true and correct in all respects, and each other representation and warranty contained in Sections 1.2(a) and 1.2(b), if qualified by a concept of materiality, being true and correct in all respects, and, if not qualified by a concept of materiality, being true and correct in all material respects, in each case as of the date hereof and the Closing Date, with the same effect as if then made;

(C)             a certificate executed by Gary in his capacity as the personal representative of the Bob Estate as an Exchange Party, as to such Exchange Party’s having performed in all material respects all of its obligations and agreements hereunder and as to the representations and warranties contained in Sections 1.2(a)(i), 1.2(a)(ii) and 1.2(a)(iii) being true and correct in all respects, and each other representation and warranty contained in Sections 1.2(a) and 1.2(d), if qualified by a concept of materiality, being true and correct in all respects, and, if not qualified by a concept of materiality, being true and correct in all material respects, in each case as of the date hereof and the Closing Date, with the same effect as if then made;

(D)            a certificate executed by Gary, as to the representations and warranties contained in Section 1.2(c) being true and correct in all respects, in each case as of the date hereof and the Closing Date, with the same effect as if then made; and

(E)              such documentation as Liberty shall reasonably request evidencing the unconditional and irrevocable release, termination or discharge of all Exchange Party Liens (as defined on Schedule 1.2(a)(i)(A) to this Agreement) with respect to the Exchange Shares (including, without limitation, an unconditional and irrevocable release or discharge of any and all Liens upon or in the Exchange Shares that relate to or arise out of any obligation with respect to the payment of federal estate Tax (collectively, a “Tax Discharge”) upon the property (x) of the deceased Bob Magness or (y) includible in such decedent’s gross estate for federal estate Tax purposes), which shall be in form and substance reasonably acceptable to Liberty; provided, however, that any documentation evidencing a Tax Discharge shall be subject to the approval of Liberty in its sole discretion.

(ii)                                  The Trusts shall have delivered the following:

(A)           a certificate executed by Gary individually and in his capacity as the trustee of the Gary Trust, as to the representations and warranties contained in Sections 1.4(a)(i), 1.4(a)(ii) and 1.4(a)(iii) being true and correct in all respects, and the representations and warranties contained in Section 1.4(a)(iv) being true and correct in all material respects, in each case as of the date hereof and the Closing Date, with the same effect as if then made;

(B)             a certificate executed by each of the Trustees in their capacity as the trustees of each of the Kim Trust, the Tyler Trust and the Lindsey Trust, as to the representations and warranties contained in Sections 1.4(b)(i), 1.4(b)(ii), 1.4(b)(iii) and 1.4(b)(iv) being true and correct in all respects, and the representations and warranties contained in Sections 1.4(b)(v) and 1.4(b)(vi) being true and correct in all material respects, in each case as of the date hereof and the Closing Date, with the same effect as if then made; and

(C)             an opinion of counsel for the Kim Trust, the Tyler Trust and the Lindsey Trust, dated as of the Closing Date, in the form attached as Exhibit A and incorporated by reference herein as to matters set forth in Sections 1.4(b)(i), 1.4(b)(ii) and 1.4(b)(iii).

(iii)                               Baker Botts L.L.P., as counsel to Liberty, shall have delivered to Liberty an opinion, in form and substance reasonably satisfactory to Liberty, to the effect that the Liberty Shares are exempt from the registration requirements of Section 5 of the Securities Act pursuant to Section 3(a)(9) of the Securities Act.

4.2                                 Conditions of the Exchange Parties’ Obligations.  The obligation of the Exchange Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, any of which may be waived in writing by the Exchange Parties, acting collectively:

(a)                                  Proceedings Restrained.  There shall be no Judgment to which any Exchange Party is a party or by or to which any Exchange Party is bound restraining, enjoining or preventing the consummation of the transactions contemplated hereby.

(b)                                 Performance; Representations and Warranties True and Correct.  Liberty shall have performed in all material respects all of its obligations and agreements hereunder to be performed by it at or prior to the Closing Date. Each of the representations and warranties of Liberty contained in Sections 1.3(b), 1.3(c) and 1.3(d) of this Agreement shall be true and correct in all respects, and each other representation and warranty contained in Section 1.3 of this Agreement shall, if qualified by a concept of materiality, be true and correct in all respects, and, if not qualified by a concept of materiality, be true and correct in all material respects, in each case as of the date hereof and the Closing Date (except to the extent any such representation and warranty is made only as of a specified date, in which case, as of such date) with the same effect as if then made.

(c)                                  Deliveries.  Liberty shall have delivered all documents and instruments required pursuant to Section 3, together with a certificate, executed by a duly authorized officer of Liberty, as to the matters referred to in paragraph (b) above.

(d)                                 NYSE Listing.  The Liberty Shares shall have been accepted for listing and trading on The New York Stock Exchange.

4.3                                 Waivers by Liberty.

(a)                                  Liberty, in its sole discretion, shall be entitled at any time on or after March 4, 2004, to waive, with respect to one or more Exchange Parties, the satisfaction of any condition to Liberty’s obligation to consummate the transactions contemplated hereby.  In the event that a condition to Liberty’s obligation has not been satisfied with respect to all Exchange Parties, Liberty may elect to waive satisfaction of such condition with respect to less than all of the Exchange Parties, and in such event Liberty may proceed to close with those Exchange Parties with respect to which such condition has been waived as to the Exchange Shares listed opposite their names on Schedule 1.1(a) under the heading “Exchange Shares,” and, notwithstanding closing with any such Exchange Parties, each other Exchange Party will continue to remain obligated under this Agreement in accordance with its terms.

(b)                                 In the event that, pursuant paragraph (a) of this Section 4.3, Liberty consummates the Exchange with some, but not all of the Exchange Parties, the aggregate number of Exchange Shares and Liberty Shares deliverable at Closing shall be appropriately adjusted.

SECTION 5.                                COVENANTS

5.1                                 Mutual Covenants.

(a)                                  Each party hereto covenants to each other party to exercise its commercially reasonable efforts to perform, comply with, and otherwise satisfy each of the conditions to be satisfied by such party hereunder and obtain all consents, approvals and releases required to be obtained by such party for the consummation of the transactions contemplated hereby.

(b)                                 Each party hereby agrees to provide prompt written notice to each other party hereto of any material breach by any Person of such Person’s representations, warranties, covenants or agreements contained in this Agreement.

5.2                                 Further Assurances.  If, subsequent to the Closing Date, further documents are reasonably requested in order to carry out the provisions and purposes of this Agreement, the parties hereto shall execute and deliver such further documents.

5.3                                 Taxes.  The Bob Estate hereby covenants and agrees to file all Returns required to be filed and to pay all Taxes, in full, required to be paid by or on behalf of the Bob Estate on or after the Closing Date when due in accordance with all applicable Laws.  As of the time of such filing, the Returns will be true and complete in all material respects.

5.4                                 Discharge.  Without limiting its obligations under Section 5.1 above, the Bob Estate hereby covenants and agrees to use its reasonable best efforts to obtain a Tax Discharge with respect to each Exchange Party Lien applicable to all shares of Series B Common Stock includible in Bob Magness’ gross estate for federal estate Tax purposes, including, without limitation, the Exchange Shares listed opposite the Bob Estate’s name on Schedule 1.1(a) under the heading “Exchange Shares.”

5.5                                 Restrictions on Distributions.

(a)                                  Promptly following the Closing, Liberty and the Bob Estate will each engage a nationally recognized title search company to perform a lien search with respect to the Exchange Shares exchanged by the Bob Estate at the Closing and will cause such search to be completed as promptly as practicable following the Closing Date, but in any case no later than twenty (20) Business Days following the Closing Date.  Each such lien search will report on or after the Closing Date.  Promptly following receipt by it of such search reports, Liberty and the Bob Estate will exchange copies of such reports. Upon Liberty’s good faith reasonable satisfaction based upon such lien searches that, immediately following the Closing, such Exchange Shares were free and clear of any Liens (other than those created by Liberty), Liberty shall so notify the Bob Estate in writing (a “Liberty Notice”).

(b)                                 The Bob Estate hereby covenants to hold and not to Transfer (as defined below) (i) any proceeds received by the Bob Estate at the Closing, other than pursuant to a sale or other disposition of Liberty Shares effected, if applicable, in accordance with Rule 144, as promulgated under the Securities Act (any such sale or disposition, a “Market Sale”), and (ii) any proceeds received by the Bob Estate as a result of a Market Sale, in each case until Liberty has delivered to the Bob Estate a Liberty Notice in respect of the Exchange Shares exchanged by the Bob Estate at the Closing.

(c)                                  Notwithstanding the foregoing, nothing contained in this Section 5.5 shall prevent:

(i)                                     any commercial banks or other lending institutions (each, a “Pledgee”) from selling or otherwise transferring any Liberty Shares pledged to it in substitution for Exchange Shares currently pledged to it to secure the obligations of an Exchange Party under any currently outstanding loan, credit agreement or other instrument of indebtedness between such Exchange Party and such Pledgee, following a default by the pledging Exchange Party thereunder; or

(ii)                                  the Bob Estate from fulfilling its obligations to the Kim Trust pursuant to the agreement, dated as of the date hereof, between the Bob Estate and the Kim Trust with respect to the distribution by the Bob Estate to the Kim Trust of 8,560,500 Liberty Shares

(and any other securities or other consideration that may be deliverable therewith pursuant to Section 1.1(c) of this Agreement) following the Closing.

5.6                                 Liens.  If any of the Exchange Parties discovers the existence of one or more Liens which would have been included on Schedule 1.2(a)(i)(A) to this Agreement had an Exchange Party been aware thereof at the time of the execution of this Agreement, the Exchange Parties will notify Liberty of the specifics of each such Lien on the third Business Day prior to the Closing (a “Lien Notice”). Delivery of a Lien Notice will not constitute a waiver of any of Liberty’s rights or any Exchange Party’s obligations under this Agreement nor will such Lien Notice constitute an amendment to or modification of this Agreement or any Schedule hereto unless and until Liberty agrees, in writing, to amend such Schedule to reflect any Lien listed in the Lien Notice.

5.7                                 Assumption.

(a)                                  Subject to and effective upon the Closing, the Kim Trust, the Tyler Trust, the Lindsey Trust and the Gary Trust hereby, severally and not jointly, assume the obligations and liabilities of the Bob Estate under this Agreement (including, without limitation, any obligations or liabilities arising out of the Bob Estate’s representations, warranties, covenants or agreements contained herein) to the extent specified in this Section 5.7 (the “Assumption”); provided, that the aggregate obligations and liabilities of the Bob Estate so assumed by the Trusts will, except as otherwise provided in Section 5.7(m) hereof, be limited to those obligations and liabilities relating to the breach of representations, warranties, covenants and agreements made by the Bob Estate with respect to itself and its assets and liabilities (and without giving effect to the Bob Estate’s joint liability with the other Exchange Parties with respect to liabilities or obligations arising from a breach by Gary, the LLC or GMag (to the extent determinable) of any representations, warranties, covenants or agreements made jointly by some or all of such Exchange Parties) (a “Bob Estate Breach”), and provided, further, that, except as otherwise provided in Section 5.7(m), the Kim Trust, the Tyler Trust and the Lindsey Trust are not assuming the obligations and liabilities of Gary, the LLC or GMag under this Agreement (including, without limitation, any obligations or liabilities of such Persons arising out of their respective representations, warranties, covenants or agreements contained herein).

(b)                                 The obligations and liabilities of the Bob Estate and each of the Trusts under this Section 5.7 will remain in effect until (i) the third anniversary of the Closing and (ii) if any claims with respect to the breach of any representation, warranty, covenant or agreement set forth in this Agreement have been made or commenced or notice thereof has been delivered by Liberty to the Bob Estate and the Trusts on or before such date, in respect of matters for which the Bob Estate and/or the Trusts may be liable or obligated hereunder, for such additional period as such claims remain outstanding or unresolved (the period described in clause (x) as extended by clause (y), the “Survival Period”); provided, that nothing in this Section 5.7 will limit or restrict the obligations or liabilities of a Trust assumed pursuant to Section 5.7(m).

(c)                                  Following the Closing, the Bob Estate or the applicable Trust, as transferor, and the applicable Trust, as transferee, will notify Liberty in writing (each, a “Transfer Notice”) not less than two Business Days prior to any sale, transfer, assignment, pledge, contribution, donation, distribution or other disposition (whether or not for consideration), directly or indirectly (collectively, “Transfer”), of any Subject Assets from the Bob Estate to a Trust or from a Trust to another Trust.  Each Transfer Notice will set forth (i) the identity of the transferor and transferee, (ii) a description of the Subject Assets to be Transferred, (iii) the proposed date of Transfer, (iv) the Fair Market Value (as defined below) of the Subject Assets being transferred and (v) the Maximum Amount (as defined below) applicable to such Trust in respect of all Subject Assets Transferred to such Trust since the Closing (after giving effect to the Transfer which is the subject of the Transfer Notice).  The term “Maximum Amount” shall mean, with respect to any Trust to which Subject Assets have been Transferred, the cumulative Fair Market Values of the Subject Assets (determined as to each such Subject Asset as of the date of Transfer thereof) so Transferred to such Trust since the Closing.  The Bob Estate covenants and agrees for the benefit of Liberty that it will not Transfer any Subject Assets to any natural person (other than Gary) who is a direct or indirect beneficiary or remainderman of the Bob Estate unless such natural person concurrently with such Transfer assumes a proportionate amount of such transferor’s liability to Liberty hereunder for a Bob Estate Breach, the amount of such assumed liability to be determined in a manner as consistent as practicable with the provisions of this Section 5.7.  Each of the Trusts, severally and not jointly, covenants and agrees for the benefit of Liberty that it will not Transfer any Subject Assets to any natural person (other than Gary) who is a direct or indirect beneficiary or remainderman of the Bob Estate or any Trust unless the natural person is a direct or indirect beneficiary or remainderman of the transferring Trust or unless such natural person concurrently with such Transfer assumes a proportionate amount of such transferor’s liability to Liberty hereunder for a Bob Estate Breach and any breach by such transferor Trust under this Agreement, the amount of such assumed liability to be determined in a manner as consistent as practicable with the provisions of this Section 5.7.

(d)                                 The Assumption by a Trust shall not, as between Liberty, on the one hand, and with respect to a Transfer from the Bob Estate to a Trust, the Bob Estate, and, with respect to a Transfer from a Trust to another Trust, the Bob Estate or the transferor Trust, on the other hand, constitute a release of rights, novation, waiver, election of remedies, or other limitation or restriction on the liability and obligations of the Bob Estate, any other Exchange Party or any transferor Trust pursuant to this Agreement.

(e)                                  Following the Closing, the Bob Estate or a transferor Trust may in connection with a Transfer of Subject Assets to a Trust assign, in whole or part, notwithstanding any provision herein to the contrary, to such transferee Trust, any rights it may have under this Agreement.  Any exercise of such assigned rights by a Trust as transferee shall be subject to any and all defenses of Liberty available against the Bob Estate, the transferor Trust and the transferee Trust.  No such assignment will release or otherwise affect the obligations and liabilities under this Agreement of the Bob Estate or the transferor Trust.

(f)                                    (i)                                     At the Closing and on each of the first, second and third anniversaries of the Closing, and thereafter on the last day of each three month period (commencing with the last day of the third month following such third anniversary) during the period from and after such third anniversary to the expiration of the Survival Period (each of the Closing Date, the applicable anniversary date and the applicable quarterly date, a “Determination Date”), the Bob Estate will deliver to Liberty a certificate, executed by the personal representative of the Bob Estate (each, an “Estate Certificate”), certifying that, as of the relevant

Determination Date, the Bob Estate has Net Assets (as defined below) in an amount (the “Estate Net Asset Amount”) equal to no less than Two Hundred Million Dollars ($200,000,000) less the sum of each Trust’s Trust Net Asset Amount (as defined below). The Estate Certificate shall include the calculation of the Net Assets of the Bob Estate and the Estate Net Asset Amount (without describing any individual assets or liabilities of the Bob Estate or the Fair Market Value of any such individual assets), in each case, as of such Determination Date.  During the Survival Period, the Bob Estate shall maintain the Estate Net Asset Amount.  In the event at any time during the Survival Period, the Bob Estate shall not maintain the Estate Net Asset Amount, the Bob Estate shall give immediate written notice thereof to Liberty.

(ii)                                  On each Determination Date, each Trust to which Subject Assets have been Transferred will deliver to Liberty a certificate, executed on behalf of such Trust by not less than a majority of the trustees of such Trust (each, a “Trust Certificate”), certifying that, as of such Determination Date, such Trust has Net Assets in an amount (such Trust’s “Trust Net Asset Amount”) equal to no less than the lesser of (x) 50% of such Trust’s Maximum Amount and (y) 20% of the Maximum Trust Liability (as defined below) of such Trust; provided, however, that, solely for purposes of the determination of the Kim Trust’s Trust Net Asset Amount under this Section 5.7(f), the Kim Trust’s Maximum Amount shall not include the Fair Market Value (determined as of the Closing Date) of 8,560,500 Liberty Shares that may be distributed from the Bob Estate to the Kim Trust pursuant to Section 5.5(c) of this Agreement, and if, as a result of such exclusion, the Kim Trust’s Maximum Amount (determined solely for purposes of this Section 5.7(f)) is zero on any Determination Date, the Kim Trust shall not be required to deliver a Trust Certificate pursuant to this Section 5.7(f)(ii) on such Determination Date.  The Trust Certificate shall include the calculation of the Net Assets of such Trust and such Trust’s Trust Net Asset Amount (without describing any individual assets or liabilities of such Trust or the Fair Market Value of any such individual assets), in each case, as of such Determination Date.  During the Survival Period, each Trust shall maintain its Trust Net Asset Amount.

(iii)                               It is intended that the Net Assets to be maintained by the Bob Estate and the Trusts shall in the aggregate be not less than $200,000,000 (except that, following the “closing” of the Bob Estate contemplated by Section 5.7(m) hereof, the Net Assets to be maintained by the Trusts assuming the liabilities and the obligations of the Bob Estate in accordance therewith shall in the aggregate be not less than $200,000,000).

(iv)                              For purposes of this paragraph (f), the Fair Market Value of an asset of the Bob Estate and the amount of liabilities of the Bob Estate, in each case, to be included in the calculation of the Net Assets of the Bob Estate, will be reasonable and will be determined in good faith by the personal representative of the Bob Estate, and the Fair Market Value of an asset of any Trust and the amount of liabilities of such Trust, in each case, to be included in the calculation of the Net Assets of such Trust, will be reasonable and will be determined in good faith by the trustees of such Trust.

(g)                                 (i)                                     In the event of a breach of the representations, warranties, covenants and agreements of an Exchange Party set forth herein (an “Exchange Party Breach”), the maximum dollar amount for which any Exchange Party will be liable to Liberty will be equal to the Fair Market Value as of the Closing Date of the Liberty Shares received by all the Exchange Parties (the “Maximum Exchange Party Liability”).

(ii)                                  Subject to paragraph (iii) of this Section 5.7(g) and Section 5.7(m), in the event of a Bob Estate Breach, the maximum dollar amount for which the Trusts will be liable to Liberty, in the aggregate, will be equal to the Fair Market Value as of the Closing Date of the Liberty Shares received by the Bob Estate (the “Maximum Aggregate Trust Liability”).

(iii)                               The maximum dollar amount for which each Trust may be liable to Liberty in respect of a Bob Estate Breach and any breach of this Agreement by such Trust will equal the product of such Trust’s Distribution Percentage (as defined below) multiplied by the Maximum Aggregate Trust Liability (such product, such Trust’s “Maximum Trust Liability”); provided, that the amount which Liberty may recover at any time from any Trust in respect of a Bob Estate Breach or any breach of this Agreement by such Trust shall not exceed the Maximum Amount applicable to such Trust.  To the extent a Trust receives Subject Assets following a partial recovery of any liabilities or obligations due Liberty, such Subject Assets (and the Fair Market Value thereof) shall be available for the satisfaction of amounts owed to Liberty (in each case, up to the Maximum Amount applicable to such Trust).

(iv)                              For purposes of clarification and not in limitation of the foregoing, in the event of (x) any Exchange Party Breach, Liberty shall be entitled to proceed (1) with respect to any Exchange Party Breach relating to any breach of a representation, warranty, covenant or agreement which is made jointly and severally by any Exchange Parties, against all such Exchange Parties making such joint and several representation, warranty, covenant or agreement, and (2) with respect to any Exchange Party Breach relating to any breach of a representation, warranty, covenant or agreement which is not made jointly and severally by the Exchange Parties, against the Exchange Party committing or causing such breach (to the extent so determinable), (y) any Bob Estate Breach, Liberty shall be entitled to proceed against the Bob Estate and the other Exchange Parties pursuant to clause (x) above and against any Trust which acquired Subject Assets directly or indirectly (including from another Trust) from the Bob Estate and (z) any breach of this Agreement by a Trust, against the Trust committing or causing such breach (to the extent so determinable) together with Bob Estate and any other Trust which Transferred Subject Assets to, or acquired Subject Assets from, such breaching Trust.  The foregoing shall not preclude or limit Liberty from taking or commencing action against any or all Exchange Parties and Trusts for purposes of determining whether or not there has been an Exchange Party Breach, a Bob Estate Breach or such a breach by a Trust and, if so, the Person or Persons responsible for such breach.

(h)                                 The “Fair Market Value” of any Subject Assets Transferred to a Trust shall be determined (i) as of the date of Transfer of such Subject Asset and (ii) by the mutual agreement of the transferor and the Trust.  The Bob Estate and the Trusts, severally and not jointly, agree for the benefit of Liberty that all determinations of Fair Market Value hereunder will be reasonable and made in good faith; provided, however, that any transferor of Subject Assets and its transferee Trust of such Subject Assets, mutually agreeing upon the Fair Market Value thereof in accordance with clause (i) of the immediately preceding sentence, jointly and severally, agree for the benefit of Liberty that the determination of such Fair Market Value hereunder will be reasonable and made in good faith.  The Fair Market Value of the Liberty Shares (for purposes of determining the Maximum Exchange Party Liability and the Maximum Aggregate Trust Liability) and any Subject Assets that consist of marketable securities (including any Liberty Shares) shall be equal to the average of the average of the high and low reported sales prices regular way of the Liberty Shares or such marketable securities on each of the ten (10) consecutive trading days preceding the date of Closing, Transfer or Determination Date, as applicable, or in case no such reported sale takes place on any such trading day, the average of the reported closing bid and asked prices regular way of the Liberty Shares or such marketable securities on such trading day, in either case on The New York Stock Exchange, or if the Liberty Shares or such marketable securities are not listed on the New York Stock Exchange on such trading day, on the Nasdaq National Market, or if the Liberty Shares or such marketable securities are not quoted on the Nasdaq National Market on such trading day, the average of the closing bid and asked prices of the Liberty Shares or such marketable securities in the over-the-counter market on such trading day as furnished by any New York Stock Exchange member firm selected from time to time by in the case of the value of the Liberty Shares at the Closing, Liberty and the Bob Estate and, in the case of any other marketable securities or the Liberty Shares after Closing, the transferor and the transferee Trust.

(i)                                     “Distribution Percentage” shall mean the percentage listed opposite the name of each Trust on Schedule 5.7 to this Agreement.

(j)                                     “Net Assets” shall mean the Fair Market Value of a Person’s assets as of any specific date less such Person’s liabilities as would be shown on a balance sheet for such Person as of such date prepared in accordance with generally accepted accounting principles then in effect, excluding any liabilities relating to this Agreement.

(k)                                  “Subject Assets” shall mean any assets held by the Bob Estate or a Trust at the date hereof or hereafter acquired by it (including, without limitation, the Liberty Shares and any assets acquired as proceeds of, or in exchange for, any Transfer of assets).

(l)                                     So long as the Bob Estate and the Trusts are in compliance with the provisions of this Section 5.7 (including, without limitation, the provisions of Section 5.7(c) hereof), the Bob Estate may, at any time after the expiration of the period referred to in Section 5.5(a), Transfer Subject Assets to the Kim Trust and the Gary Trust.

(m)                               In the event that the Bob Estate is proposed to be “closed” pursuant to applicable probate Law prior to the expiration of the Survival Period as to the Bob Estate, the Bob Estate and the Trusts agree that in connection with such closing, the Gary Trust and the Kim Trust (and in the event of a Transfer of Subject Assets to either of the Lindsey Trust or the Tyler Trust following such closing, such transferree Trust) will, jointly and severally, assume any liabilities and obligations of the Bob Estate (including, without limitation, the liabilities and obligations of the Bob Estate in respect of breaches by any other Exchange Party of representations, warranties, covenants or agreements made jointly by the Bob Estate and such other Exchange Party, regardless of whether such breach is a Bob Estate Breach) up to the Maximum Exchange Party Liability.  Any Trust that assumes the liabilities and obligations of the Bob Estate pursuant to this Section 5.7(m) will enter into an assumption agreement (the form of which shall be reasonably satisfactory to Liberty) with Liberty reflecting the provisions of this Section 5.7(m), such other provisions of this Section 5.7 as are applicable thereto or as the same may be modified or amended as appropriate under the circumstances, including, without limitation, modifying the terms of the covenants set forth in Section 5.7(f) relating to the Net Assets of each such Trust in any manner not inconsistent with the parenthetical contained in Section 5.7(f)(iii), and any other mutually agreed upon terms or provisions.

SECTION 6.                                TERMINATION

6.1                                 Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

(a)                                  by mutual written consent of each of the Exchange Parties and Liberty;

(b)                                 by the Exchange Parties, acting collectively, or Liberty, if the Closing shall not have occurred before May 21, 2004 (the “Termination Date”), provided that the right to terminate this Agreement pursuant to this clause (b) shall not be available to (i) the Exchange Parties, in the event that (x) any Exchange Party’s breach of its representations, warranties, covenants or agreements contained in this Agreement or (y) any Trust’s breach of its representations, warranties, covenants or agreements contained in this Agreement, or (ii) Liberty, in the event that Liberty’s breach of its representations, warranties, covenants or agreements contained in this Agreement, in any such case, has resulted in the failure of the Closing to occur before the Termination Date;

(c)                                  by Liberty, if (i) the Call Right (as defined in the Call Agreement) pursuant to Section 2.2 of the Call Agreement shall have become exercisable or been exercised, or (ii) there has been a material breach by any Exchange Party or any Trust of any of its representations, warranties, covenants or agreements contained in this Agreement, and such breach shall not have been cured within ten (10) Business Days after written notice thereof shall have been received by such Person, provided, however, that, notwithstanding the foregoing provisions of clause (ii), in the event of any such uncured material breach of the Exchange Parties’ representations, warranties, covenants or agreements contained in this Agreement by one or more, but not all, Exchange Parties pursuant to which Liberty would be entitled to terminate this Agreement in its entirety pursuant to this paragraph (c), in addition to any other rights and remedies Liberty may have hereunder, Liberty may instead elect to (A) waive the breach as it applies to any Exchange Party which is not in breach of any representations, warranties, covenants or agreements made by it herein in respect of itself or its assets, and (B) terminate this Agreement with respect to the Exchange Party which has so breached any representations, warranties, covenants or agreements made by it herein in respect of itself or its assets, and provided, further, that, notwithstanding the foregoing provisions of clause (ii), in the event of any such uncured material breach of the Trusts’ representations, warranties, covenants or agreements contained in this Agreement by one or more, but not all, Trusts pursuant to which Liberty would be entitled to terminate this Agreement under this paragraph (c), in addition to any other rights and remedies Liberty may have hereunder, Liberty may instead elect to (1) waive the breach as it applies to any Exchange Party, other than the Bob Estate, and (2) terminate this Agreement with respect to the Bob Estate; and

(d)                                 by the Exchange Parties, acting collectively, if there has been a material breach by Liberty of any of its representations, warranties, covenants or agreements contained in this Agreement, and such breach shall not have been cured within ten (10) Business Days after written notice thereof shall have been received by Liberty.

6.2                                 Effect of Termination.

(a)                                  In the event of any termination of this Agreement pursuant to Section 6.1, this Agreement forthwith shall be terminated as to the obligations, rights and liabilities between Liberty and each Exchange Party against whom such termination was effected (and, if such terminated Exchange Party is the Bob Estate, the Trusts), and there shall be no further obligations, rights (including, without limitation, any termination rights conferred by Section 6.1) or liabilities hereunder on the part of Liberty to any such terminated Exchange Party (and, if such terminated Exchange Party is the Bob Estate, to the Trusts) or any such terminated Exchange Party (and, if such terminated Exchange Party is the Bob Estate, the Trusts) to Liberty; provided, however, that nothing contained in this Agreement (including, without limitation, this Section 6.2(a) and Section 6.2(b)) will relieve any party from liability for any breach of any of its representations, warranties, covenants or agreements set forth in this Agreement; and provided, further, that no termination of this Agreement will affect the continued enforceability in accordance with its terms of the Call Agreement.

(b)                                 In the event of any termination as to a specified Exchange Party pursuant to Section 6.1(c) (a “Partial Termination”), this Agreement shall remain in full force and effect as to Liberty and each Exchange Party with respect to which the Partial Termination was not so effected (and, if the Partial Termination was not effected with respect to the Bob Estate, the Trusts).  In the event that, following a Partial Termination, Liberty consummates the Exchange with each Exchange Party with respect to which the Partial Termination was not so effected, the aggregate number of Exchange Shares and Liberty Shares deliverable at the Closing shall be appropriately adjusted.

SECTION 7.                                MISCELLANEOUS

7.1                                 Representative Matters.  The parties hereby agree that all representations, warranties, covenants and agreements of the Bob Estate and the Gary Trust contained herein shall be deemed made by Gary in his capacity as the personal representative of the Bob Estate and in his capacity as the trustee of the Gary Trust, respectively, and Gary hereby further agrees to take all actions reasonably necessary and within his power and authority as personal representative of the Bob Estate and as the trustee of the Gary Trust to cause each of the Bob Estate and the Gary Trust, respectively, to comply with its covenants and agreements contained herein.  The parties hereby agree that all representations, warranties, covenants and agreements of each of the Kim Trust, the Tyler Trust and the Lindsey Trust contained herein shall be deemed made by each such Trust and the Trustees in their capacity as the trustees of each such Trust, and the Trustees, acting jointly, hereby further, severally and not jointly, agree to take all actions reasonably necessary and within their power and authority as the trustees of each of the Kim Trust, the Tyler Trust and the Lindsey Trust to cause the Kim Trust, the Tyler Trust and the Lindsey Trust, respectively, to comply with its covenants and agreements contained herein.  The Trustees are parties to this Agreement only in their capacities as trustees.  Each Trustee shall not have any personal, monetary liability for any claims, obligations or liabilities under this Agreement, and its personal assets shall not be subject to any claims, obligations or liabilities under this Agreement.  Only the assets of each of the Kim Trust, the Tyler Trust and the Lindsey Trust shall be subject to any claims, obligations or liabilities under this Agreement.  Notwithstanding the foregoing, nothing contained in this Section 7.1 shall (x) prejudice or in any way limit or restrict Liberty’s rights under applicable Law with respect to the matters contained herein and (y) constitute, be deemed to constitute or be interpreted as, a covenant not to sue, waiver, release or novation by Liberty.

7.2                                 Notice.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to each Exchange Party shall be delivered to the address listed under its name on Schedule 1.1(a).  Notices to Liberty shall be delivered to Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: General Counsel (fax: 720-875-5382).  Notices to each Trust shall be delivered to the address listed under its name on Schedule 7.2.

7.3                                 Survival.  The representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith will survive the Closing and remain in full force and effect until the third anniversary of the Closing, provided, that if any claims with respect to the breach of any such representation or warranty have been made or commenced or notice thereof has been delivered prior to the third anniversary of the Closing, such representation and warranty will remain in full force and effect for so long as such claims remain outstanding or unresolved.  Any party making a claim based upon a breach of representation or warranty of another party will promptly notify each other party, specifying the factual basis of the claim in reasonable detail to the extent known by the notifying party.  The covenants and agreements made by each party in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith will survive the Closing without limitation, unless specified to the contrary herein or therein.

7.4                                 Governing Law.  This Agreement shall be construed in accordance with and governed by the Laws of the State of Delaware, without regard to conflicts of Laws.

7.5                                 Counterparts.  This Agreement may be executed in several counterparts and, when such counterparts have been executed by each party, this Agreement shall constitute one agreement binding on the parties hereto.

7.6                                 Severability.  In the event that any part or parts of this Agreement shall be held to be unenforceable to its or their full extent, then it is the intention of the parties hereto that such part or parts shall be enforced to the full extent permitted under the Laws, and in any event, that all other parts of this Agreement shall remain valid and fully enforceable as if the unenforceable part or parts had never been a part hereof.

7.7                                 Entire Agreement.  This Agreement (including the Schedules and Exhibits hereto and thereto) constitute the entire agreement among the parties and, except as expressly provided herein, supersede all prior agreements and understandings, oral and written, among the parties, in each case, with respect to the subject matter hereof; provided, however, that nothing contained herein shall be deemed to amend, modify or change, or effect any waiver, release, discharge or termination of, the parties’ respective obligations under any of the Related Agreements (as defined in the Release Agreement, dated February 9, 1998, among Kim Magness, Gary, Sharon Magness, the Bob Estate, the Betsy Estate, the Magness Family Irrevocable Trusts, the Magness Issue GST Trusts, TCI and John C. Malone).

7.8                                 Extension; Waiver.  Liberty, on the one hand, or the Exchange Parties acting collectively, on the other hand, may, to the extent legally allowed, (i) extend the time specified herein for the performance of any of the obligations of the other party (or parties, as applicable), (ii) waive any inaccuracies in the representations and warranties of the other party (or parties, as applicable) contained herein or in any document delivered pursuant hereto, (iii) waive compliance by the other party (or parties, as applicable) with any of the agreements or covenants of such other party  (or parties) contained herein or (iv) waive any condition to the obligation of such waiving party (or parties) to consummate the transactions contemplated hereby or to any other obligations of such waiving party (or parties) hereunder.  Any extension or waiver hereunder shall be valid only if set forth in a written instrument signed on behalf of such waiving party (or parties).  Any such extension or waiver shall be binding on such waiving party (or parties) and upon any Trust if such waiving party is the Bob Estate, but not on any other Person entitled to the benefits of the provision of this Agreement affected thereby unless such other Person also has agreed to such extension or waiver.  No such waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other breach or failure to comply strictly with the provisions of this Agreement.  The failure of any party to insist on strict compliance with this Agreement or to assert any of its rights or remedies hereunder or with respect hereto shall not constitute a waiver of such rights or remedies.  Whenever this Agreement requires or permits consent by any party, consent shall be effective if given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 7.8.

7.9                                 Specific Performance.   Each party hereto agrees that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and that the Exchange Parties, on the one hand, or Liberty, on the other hand, whichever is not in breach of this Agreement, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which it may be entitled at Law or in equity.

7.10                           WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.11                           Consent to Jurisdiction.  Each party hereto irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the State of Delaware located in Wilmington, Delaware, for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby, and further agrees that service of process, summons, notice or document by U.S. registered mail in accordance with the notice provisions of Section 7.2 shall be effective service of process for any such action, suit or proceeding brought against it. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any such action, suit or proceeding in the courts of the State of Delaware located in Wilmington, Delaware and further irrevocably and unconditionally waives and agrees not to plead their claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first written above.

LIBERTY:		EXCHANGE PARTIES:

LIBERTY MEDIA CORPORATION

By:	/s/ Charles Y. Tanabe	/s/ Gary Magness
Name:	Charles Y. Tanabe	Gary Magness, as an individual
Title:	Senior Vice President, General Counsel and Secretary
/s/ Gary Magness
Gary Magness, as the custodian of an account for the benefit of his daughter Chelsea Magness

ESTATE OF BOB MAGNESS

		By:	/s/ Gary Magness
Gary Magness, Personal Representative

MAGNESS SECURITIES LLC

		By:	/s/ Gary Magness
Gary Magness, Sole Manager

GMAG, LLC

		By:	/s/ Gary Magness
Gary Magness, Sole Manager

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Solely for purposes of Sections 1.4, 4.1, 5.1, 5.2, 5.7, 6 and 7:

TRUSTS:

GARY MAGNESS IRREVOCABLE TRUST

By:	/s/ Gary Magness
Gary Magness, Trustee

KIM MAGNESS IRREVOCABLE TRUST

By:	/s/ Wendell Geeslin
Wendell Geeslin, Trustee

By:	/s/ Michael Robinson
Michael Robinson, Trustee

By:	/s/ Gary Vickers
Gary Vickers, Trustee

TYLER MAGNESS IRREVOCABLE TRUST

By:	/s/ Wendell Geeslin
Wendell Geeslin, Trustee

By:	/s/ Michael Robinson
Michael Robinson, Trustee

By:	/s/ Gary Vickers
Gary Vickers, Trustee

LINDSEY MAGNESS IRREVOCABLE TRUST

By:	/s/ Wendell Geeslin
Wendell Geeslin, Trustee

By:	/s/ Michael Robinson
Michael Robinson, Trustee

By:	/s/ Gary Vickers
Gary Vickers, Trustee